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                                 Exhibit (1)

                  Copies of the charter as now in effect --
                 Berthel SBIC, LLC Certificate of Formation

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                               STATE OF DELAWARE

                          CERTIFICATE OF FORMATION OF
                               BERTHEL SBIC, LLC

     This Certificate of Formation of BERTHEL SBIC, LLC (the "Limited Liability Company") has been duly executed and is being filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section Section 18-101, et seq.).

     1. Name. The name of the Limited Liability Company formed hereby is BERTHEL SBIC, LLC.

     2. Registered Office. The address of the registered office of the Limited Liability Company in the State of Delaware, County of New Castle, is 1209 Orange Street, Wilmington, Delaware 19801.

     3. Registered Agent. The registered agent for service of process on the Limited Liability Company in the State of Delaware, County of New Castle, is The Corporation Trust Company and its address is 1209 Orange Street, Wilmington, Delaware 19801.

     4. Purpose. The Limited Liability Company is being organized to operate as a venture capital company. The Limited Liability Company will apply to be licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (which, together with the regulations issued by the United States Small Business Administration ("SBA") thereunder, are herein referred to as the "SBIC Act"). If the Limited Liability Company is licensed as a small business investment company by the SBA, the Limited Liability Company's sole purpose will be to operate as a small business investment company under the SBIC Act, and shall have the powers, responsibilities, and be subject to the limitations provided in the SBIC Act.

     5. Approval of Members. No person may serve as a manager, member of the management board, officer or a holder of a 10% or greater interest as a Member of the Limited Liability Company without SBA approval.

     6. Provisions Required by the SBA for Issuers of Debentures. This Section 6 shall be in effect at any time that the Limited Liability Company has outstanding Debentures (as defined in the SBIC Act) and shall not be in effect at any time that the Limited Liability Company does not have outstanding Debentures.

           a. The provisions of 13 C.F.R. Section 107.1810 are hereby incorporated by reference in this Certificate of Formation as if fully set forth herein and shall be deemed to apply to the Limited Liability Company.

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           b.  The Limited Liability Company hereby consents to the exercise by the SBA of all of the rights of the SBA under C.F.R. Section 107.1810(i), and agrees to take all actions which the SBA may require in accordance with 13 C.F.R. Section 107.1810(i); SBA's rights of removal shall be deemed to apply to any manager, member of the management board, or
      officer of the    Limited Liability Company.

           c. Nothing in Section 6 shall be construed to limit the ability or authority of the SBA to exercise its regulatory authority over the Limited Liability Company as a licensed small business investment company under the SBA Act.

     7. Additional SBA Provisions. This Section 7 shall be in effect at any time that the Limited Liability Company is a licensed small business investment company.

           a. The SBA shall be deemed an express third party beneficiary of the provisions of this Certificate of Formation to the extent of the rights of the SBA hereunder and under the Act, and the SBA shall be entitled to enforce such provisions for its benefit.

           b. The Limited Liability Company is subject to the examination and reporting requirements under Section 3.10(b) of the Small Business Investment Act of 1958, as amended, and to the restrictions and obligations imposed under 13 C.F.R. 107.160 as in effect from time to time.

     8. Dissolution. The latest date on which the Limited Liability Company is to dissolve is May 13, 2027.

     9. Corporation Status. Under the terms of the Certificate of Formation and any written operating statement made or intended to be made, the Limited Liability Company is intended to be treated for purposes of federal income taxation as a corporation.

     IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Formation as of May 13, 1997.


                                                        /s/ Thomas J. Berthel
                                                        -----------------------
                                                        THOMAS J. BERTHEL
                                                        Authorized Person



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